UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/10/2011

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The senior management of the Company proposed to the Board voluntary salary reductions. The Company and each of Michael P. Kaminski, Douglas M. Bruce, Frank J. Cheng, David A. Giffin, and Karen Witte Duros, entered into amendments to their respective employment agreements on October 10, 2011, which provide that the base salary for each such executive will be temporarily reduced to the following amounts: Mr. Kaminski, $352,000 (16%); Mr. Bruce, $292,500 (10%); Mr. Cheng, $256,500 (10%); Ms. Duros, $243,000 (10%); and Mr. Giffin, $180,000 (10%), for the period from October 1, 2011, through March 31, 2013.

The Compensation Committee of the Board of Directors of the Company desires to retain the services of the executives identified above in order to ensure the timely implementation of the Company's strategic plans. Therefore, the Company granted shares of restricted stock to each executive identified above on October 10, 2011 that will be subject to vesting at the end of an 18 month period ending on March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: October 12, 2011	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel and Secretary